MEESCHAERT GOLD AND CURRENCY TRUST

                             Distributor's Contract

     Contract  dated  as  of  17 November, 1989  between   MEESCHAERT GOLD AND
CURRENCY TRUST, a Massachusetts business trust (hereinafter called the "Trust") and MEESCHAERT & CO., INC., an Illinois corporation (hereinafter called the "Distributor").

                              W I T N E S S E T H:

      1.  Appointment of Trust Distributor

      The Trust hereby appoints the Distributor as a distributor pursuant to the terms of the Plan of Distribution (the "Plan") adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, and a distributor and agent of the Trust to sell shares of beneficial interest of the Trust during the term of this Contract.

     2.  Sale through Distributor of Shares of the Trust

     The Trust hereby agrees to sell through the Distributor as its agent, from time to time during the term of this Contract, shares of beneficial interest (either original issue or treasury stock in the discretion of the Trust) for the basic retail price, which basic retail price shall be the public offering price as from time to time stated in the current prospectus of the Trust. Such sales shall be made only on the terms and conditions stated in the current prospectus of the Trust.

     3.  Distributor's Commissions

     On all sales of shares of beneficial interest, the Trust shall receive the current net asset value and the Distributor shall be entitled to receive the commissions provided under the Plan (12b-1 commissions") and as set forth in the then current prospectus of the Trust. The Distributor may reallow all or a part of the 12b-1 commissions to such of its representatives, or to such brokers or dealers, as the Distributor may determine. (The term, "net asset value", as used herein, means said value as determined from time to time by the Board of Trustees, Executive Committee, or certain officers of the Trust in the manner provided in the Trust's Declaration of Trust or By-Laws as from time to time amended.)

    4.  Reduction of Retail Price in Certain Cases

     It is the intention of the parties that the price of shares of beneficial interest for all sales through the Distributor (other than to its dealers) and for all sales through the Distributor's dealers, shall be the basic retail price herein provided, except that other retail or public offering prices (in no case, however, lower than the "net asset value" of the shares) may apply to specified sales of shares, as may be agreed upon between the Distributor and the Trust from time to time. On sales at such other prices, the commission payable to the Distributor shall be the difference between the public offering price and the "net asset value."

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     5.  Trust to Supply Net Asset Value

     The "net asset value" of shares of beneficial interest is determined as of 12:00 Noon on the New York Stock Exchange on each business day on which the New York Stock Exchange is open and, at the option of the Trust, may be determined at more frequent intervals during Exchange trading hours. The Trust agrees to give to the Distributor notice of each "net asset value" so determined, such "net asset value" (and the related public offering price) to be effective for sale of Trust shares pursuant to orders received prior to the determination thereof (and subsequent to the next preceding determination of "net asset value") by the Distributor, or by a dealer, provided that the dealer communicates the order to the Distributor prior to 1:00 P.M. Boston time on the date of the determination of such "net asset value" or prior to the time as of which the "net asset value" is next determined, whichever occurs first. The Trust may at any time withdraw all offerings by notice to the Distributor.

     6.  Delivery of Certificates

     In connection with sales of shares of beneficial interest through the Distributor pursuant to paragraphs 2 to 4 inclusive above, the Trust will deliver shares in such names and denominations as the Distributor shall from time to time direct, such deliveries, however, to be made only upon receipt by the Trust of the net sale price of the shares involved.

     7.  Distributor to Use Best Efforts to Sell

     The Distributor hereby agrees to use its best efforts to find purchasers who shall purchase such shares through the Distributor. The Distributor does not undertake hereby to sell any specific number of shares of beneficial interest.

     8.  Distributor Not Agent of Trust in Respect of Dealers; Repurchases

     In making agreements with its dealers or others, the Distributor shall act only in its own behalf as principal and in no sense as agent for the Trust and shall be agent for the Trust only in respect of sales and repurchases of Trust shares.

     The Distributor agrees to maintain a bid for and to repurchase shares of the Trust, as agent for the Trust, at prices prescribed by the Trust from time to time, if so requested by the Trust.

     9.  Issue or Sale of Shares by Trust to Shareholders

     Nothing herein shall prevent the Trust from issuing, or issuing and selling, or transferring or selling, shares of beneficial interest, whether treasury or newly issued shares, at any time to its stockholders as stock dividends, or for not less than "net asset value."

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     10.  Allocation of Expense

     The Trust agrees to execute such papers and do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of registering or qualifying the shares of beneficial interest for sale under the federal securities laws and the securities laws of any state or other jurisdiction in which the Distributor may wish to arrange for the sale of the same or for registering the same or the Trust under the Federal Securities Act of 1933, the Investment Company Act of l940 and the securities laws of any State or other jurisdiction. The expense of such federal and other registrations and qualifications, the expenses of other reports and acts required by and under the Federal Securities Act of 1933 and the Investment Company Act of l940 and the securities laws of States and other jurisdictions and all expenses in connection with any issue of stock shall be borne by the Trust, and expenses of preparing, printing and distributing advertising and sales literature shall be paid by the Distributor.

     11.  Effective Period and Termination of this Contract

     Unless sooner terminated or continued as provided below, the term of this Contract shall begin on the date hereof and expire on , 1992. This Contract shall continue in effect after said term if its continuance is specifically approved by a vote of a majority of the outstanding voting securities of the Trust, and by a majority of the l2b-1 Trustees referred to in the Plan ("Plan l2b-1 Trustees") at least annually in accordance with the l940 Act and the rules and regulations thereunder. This Contract may be terminated at any time, without payment of any penalty, by a vote of a majority of the outstanding voting securities of the Trust or by a vote of a majority of the Rule l2b-1 Trustees on not more than sixty days prior written notice to the Distributor; and on ninety days prior written notice to the Trust this Contract may be terminated at any time by the Distributor, without payment of any penalty. This Contract shall automatically terminate upon its assignment (as that term is defined in the Investment Company Act of l940); and this Contract may be amended only if (1) the amendment is approved by the Trustees and (2) the terms of the amendment have been approved by the vote of a majority of the l2b-1 Trustees cast in person at a meeting called for the purpose of voting on such approval. Any notice under this Contract shall be given in writing, addressed and delivered, or mailed prepaid, to the other party at any office of such party. A "majority of the outstanding voting securities of the Trust" shall have, for all purposes of this Contract, the meaning provided therefore in the l940 Act.

     IN WITNESS WHEREOF, Meeschaert Capital Accumulation Trust and Meeschaert & Co., Inc. have each caused this instrument to be signed in several counterparts, each of which shall be an original and which together shall constitute one and the same contract, by an officer or officers thereunto duly authorized, the day and year first above written.



                      MEESCHAERT GOLD AND CURRENCY TRUST


Attest:                 By:  /S/DAVID W.C. PUTNAM
                                    President


Secretary
                   MEESCHAERT & CO., INC.


Attest:                 By:  /S/ DAVID Y. WILLIAMS
                                    President

                      MEESCHAERT & CO., INC
                        28 Hill Farm Road
                  St. Johnsbury, Vermont 05819
                         (802) 748-2400



Dealer No.
Effective Date
Dealer:  Please indicate Exchange Membership(s), if any.


GENTLEMEN;

     Meeschaert & Co., Inc. ("the Company"), Distributor, invites you to participate in the distribution of shares of Meeschaert Gold and Currency Trust (the "Trust"), subject to the following terms:

     1. In the distribution and sale of shares, you shall not have authority to act as agent for the Trust, the Company or any other dealer in any respect in such transactions. All orders are subject to acceptance by us and become effective only upon confirmation by us. The Company reserves the unqualified right not to accept any specific order for the purchase or exchange of shares.

     2. You will offer and sell shares of the Trust only at their respective net asset values in accordance with the terms and conditions of a current prospectus of the Trust. Orders for the purchase or repurchase of shares accepted by you prior to 12:00 noon placed with us the same day prior to 1:00 noon that business day. You agree to place orders for shares only with us and at such price. You further agree to confirm the transaction with your customer at the price confirmed in writing by us. In the event of difference between verbal and written price confirmations, the written confirmations shall be considered final. Prices of the Trust's shares are computed by and are subject to withdrawal by the Trust in accordance with its current prospectus.

     You agree to place orders with us only through your central order department unless we accept your written Power of Attorney authorizing others to place orders on your behalf.

     3. So long as this agreement remains in effect, we will pay you commissions on sales of shares of the Trust at the rate of 4% of the net asset value of each sale, which rate may be modified from time to time by us without prior notice, and such continuing maintenance fees as we may notify you of from time to time. You shall have no vested right to receive any continuing maintenance fees, other fees, or other commissions which we may elect to pay to you from time to time on shares previously sold by you. You agree not to share or rebate any portion of such commissions or to otherwise grant any concessions, discounts or other allowances to any person who is not a broker or dealer actually engaged in the investment banking or securities business. You will receive commissions in accordance with the attached Schedule of Commissions on all purchase transactions in shareholder accounts (excluding reinvestment of income dividends and capital gains distributions) for which you are designated as Dealer of Record except where we determine that any such purchase was made with the proceeds of a redemption or repurchase of shares of the Trust. Commissions will be paid to you monthly, less a $5.00 monthly statement charge.

     You hereby authorize us to act as your agent in connection with all transactions in shareholder accounts in which you are designated as Dealer of Record. All designations of Dealer of Record and all authorizations of the Company to act as your Agent shall cease upon the termination of this Agreement or upon the shareholder's instructions to transfer his or her account to another Dealer of Record.

    4. Payment for all shares purchased from us shall be made to the Company and shall be received by the Company within ten business days after the acceptance of your order or such shorter time as may be required by law. If such payment is not received by us, we reserve the right, without notice, forthwith to cancel the sale, or, at our option, to sell the shares of the Trust ordered by you back to the Trust, in which latter case we may hold you responsible for any loss, including loss of profit, suffered by us or by the Trust resulting from your failure to make payment aforesaid.

     5. You agree to purchase shares of the Trust only from us or from your customers. If you purchase shares from us, you agree that all such purchases shall be made only to cover orders already received by you from your customers, or for your own bonafide investment without a view to resale. If you purchase shares from your customers, you agree to pay such customers the applicable net asset value per share less any contingent deferred sales charge that would be applicable if such shares were then tendered for redemption in accordance with the then current applicable prospectus ("repurchase price").

     6.  You shall sell shares only --

           (a) to your clients at the prices described in paragraph 2 above; or

           (b) to us as agent for the Trust at the repurchase price. In such a sale to us, you may act either as principal for your own account or as agent for your customer. If you act as principal for your own account in purchasing shares for resale to us, you agree to pay your customer not less than nor more than the repurchase price which you receive from us. If you act as agent for your customer in selling shares to us, you agree not to charge your customer more than a fair commission for handling the transaction.

     7. You shall not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

     8.  We will not accept from you any conditional orders for shares.

     9. If any shares sold to you under the terms of this agreement are repurchased by the Trust, or are tendered for redemption, within seven business days after the date of our confirmation of the original purchase by you, it is agreed that you shall forfeit your right to any commissions on such sales even though the shareholder may be charged a contingent deferred sales charge by the Trust.

     We will notify you of any such repurchase or redemption within the next ten business days after the date on which the certificate or written request for redemption is delivered to us or to the Trust, and you shall forthwith refund to us the full amount of any commission you received on such sale. We agree, in the event of any such repurchase or redemption, to refund to the Trust any commission we retained on such sale and upon receipt from you of the commissions paid to you to pay such commissions forthwith to the Trust.

     l0. Shares sold to you hereunder shall not be issued in certificate form or otherwise until payment has been received by the Trust. If transfer instructions are not received from you within 15 days after our acceptance of your order, the Company reserves the right to instruct the transfer agent for the Trust to register a certificate for the shares sold to you in your name and forward such certificate to you. You agree to hold harmless and indemnify the Company, the Trust and its transfer agent for any loss or expense resulting from such registration.

     11. No person is authorized to make any representations concerning shares of the Trust except those contained in the current prospectus and in sales literature issued by us supplemental to such prospectus. In purchasing shares from us you shall rely solely on the representations contained in the prospectus and in such sales literature. We will furnish additional copies of the current prospectus and such sales literature and other releases and information issued by us in reasonable quantities upon request. You agree that you will in all respects duly conform with all laws and regulations applicable to the sale of shares of the Trust and will indemnify and hold harmless the Trust, its Directors and officers and the Company from any damage or expenses on account of any wrongful act by you, your representatives, agents or sub-agents in connection with any orders or solicitation of orders of Trust shares by you, your representatives, agents or sub-agents.

     12. Each party hereto represents that it is a member of the National Association of Securities Dealers, Inc. and agrees to notify the other should it cease to be a member of such Association and agrees to the automatic termination of this agreement at that time. It is further agreed that all rules or regulations of said Association now in effect or hereafter adopted, which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies, shall be deemed to be a part of this agreement to the same extent as if set forth in full herein.

     13. You will not offer any shares of the Trust for sale in any State where it is not qualified for sale under the Blue Sky Laws and regulations of such State or where you are not qualified to act as a dealer, except for States in which the Trust is exempt from qualification.

     14. This agreement supersedes and cancels any prior agreement with respect to the sales of shares of the Trust underwritten by the Company, and the Company reserves the right to amend this agreement at any time and from time to time or to terminate the same at any time without prior notice.

     l5. This agreement shall be effective upon acceptance by us in St. Johnsbury, Vermont and all sales hereunder are to be made, and title to shares of any Series shall pass, in St. Johnsbury.

This agreement is made in the State of Vermont and shall be interpreted in accordance with the laws of Vermont.

     16. All communications to the Company should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

SIGNED:                           ACCEPTED:

___________________________
Broker or Dealer Name             St. Johnsbury, VT (USA) as of

___________________________
Street Address                    Meeschaert & Co., Inc.
                                  28 Hill Farm Road
___________________________       St. Johnsbury, VT 05819
City    State     Zip Code


___________________________       ________________________________
Authorized Signature              Authorized Signature



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Gentlemen:

     This Schedule of Commissions and Maintenance Fees is hereby made a part of our Dealer Agreement with you ("Dealer Agreement") effective , 1992, for Meeschaert Capital Accumulation Trust (the "Trust") and will remain in effect until modified or rescinded by us:

     1.  Commissions

     Except as otherwise provided for in our Dealer Agreement, we will pay you commissions on sales of shares of the Trust at the rate of 4% of the aggregate net asset value of such shares sold in each eligible sale. Such commission rate may be modified by us from time to time without prior notice.
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